Exhibit 4.2

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Southwest Airlines Co.

1.250% Convertible Senior Note due 2025

No. CN-1	Initially $500,000,000

CUSIP No. 844741 BG2

Southwest Airlines Co., a Texas corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION DOLLARS) or such other amount as shall be set forth in the “Schedule of Exchanges of Notes” attached hereto, in accordance with the rules and procedures of the Depositary, on May 1, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.250% per year from May 1, 2020, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually in arrears on each May 1 and November 1, commencing on November 1, 2020, to Securityholders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Additional Interest may be payable as set forth in Section 5.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes.

The Company shall pay the principal of and interest on, and cash consideration due, if any, upon conversion of, this Note, if and so long as such Note is a Global Security, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Securityholder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security registrar in respect of the Notes and its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Securityholder of this Note the right to convert this Note into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of Texas.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SOUTHWEST AIRLINES CO.

By:
Tammy Romo
Executive Vice President and
Chief Financial Officer

ATTEST:

David Christopher Monroe
Senior Vice President Finance and Treasurer

Dated: May 1, 2020

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Signature Page to Global Note (CN-1)

Southwest Airlines Co.

1.250% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.250% Convertible Senior Notes due 2025 (the “Notes”), issued initially in the aggregate principal amount of $2,300,000,000 under and pursuant to an Indenture, dated as of September 17, 2004 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of May 1, 2020 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Securityholders. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In the event of any inconsistency between this Note and the Indenture, the terms of the Indenture shall govern.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Securityholders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Securityholder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Securityholders, and in certain other circumstances, with the consent of the Securityholders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Securityholders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Securityholders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes will initially be issued in the form of a Global Security. The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and $1,000 integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Securityholder of the new Notes issued upon such exchange of Notes being different from the name of the Securityholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Company shall be required to offer to purchase for cash all of the Notes on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Securityholder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Southwest Airlines Co.

1.250% Convertible Senior Notes due 2025

The initial principal amount of this Global Security is FIVE HUNDRED MILLION DOLLARS ($500,000,000). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Southwest Airlines Co.

To: Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Securityholder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 7.02(d) and Section 7.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Securityholder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Southwest Airlines Co.

To:	Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Southwest Airlines Co. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 8.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Securityholder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.